EXHIBIT 99.3

BRIGHT MOUNTAIN MEDIA, INC.
Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

Description of Business Combination

Asset Purchase Agreement

On April 3, 2023, in accordance with certain procedures (the “Bidding Procedures”) adopted by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in In re Big Village Holding LLC, et al., jointly-administered under case No. 23-10174 (the “Bankruptcy Case”), the Company submitted a bid (the “Bid”) for the acquisition of certain assets of Big Village Insights, Inc., a Delaware corporation f/k/a Engine International, Inc., Big Village Agency LLC, a Delaware limited liability company f/k/a Engine USA LLC, Big Village Group Inc., a Delaware corporation f/k/a Engine Group Inc., Deep Focus, Inc., a New York corporation, EMX Digital Inc., a Delaware corporation, Balihoo, Inc., a Delaware corporation, and Big Village Media LLC, a Delaware limited liability company f/k/a Engine Media LLC in the Bankruptcy Case (collectively, the “Sellers”) related to the Sellers’ Agency Business and Insights Business, (as defined in the APA) (collectively, the “Business”). The Bid contemplated the payment of a deposit, a cash payment at Closing (as defined in the APA) and the assumption of certain of Sellers’ liabilities (the “Assumed Liabilities”), all as set forth in a definitive asset purchase agreement among the Sellers and the Company (the “APA”) and described below.

In accordance with the Bidding Procedures, on April 4, 2023, the Sellers conducted an auction among qualified bidders, including the Company (the “Auction”). At the Auction, following certain negotiated modifications to the APA, the Company was declared the winning bidder with a bid of $20.0 million plus the Assumed Liabilities, in accordance with the modified APA. The Company delivered the deposit of $2.0 million to the escrow agent effective as of April 3, 2023.

On April 10, 2023, the Bankruptcy Court entered an order approving the sale of all of the Sellers’ right, title and interest in, to, and under the assets, rights, and properties of every nature (whether now existing or hereafter acquired and whether or not reflected on the books or financial records of Sellers) primarily used in or related to the operation or conduct of the Business (the “Acquired Assets,” and the acquisition of the Acquired Assets, the "Acquisition") to the Company in accordance with the APA, as modified at the Auction (the “Sale Order”). The APA was executed on April 10, 2023 and upon the Sale Order became a binding agreement among the parties.

On April 20, 2023, the Company completed the Acquisition acquiring the assets of two business units of Big Village ( Big Village Agency, LLC and Big Village Insights, LLC (the “Big Village Entities”) for approximately $20.0 million, plus assumed liabilities, in an all-cash transaction funded by a senior secured credit facility.

Centre Lane Senior Secure Credit Facility

On April 20, 2023, in anticipation of the completion of the Acquisition, the Company and its subsidiaries CL Media Holdings LLC, Bright Mountain LLC, MediaHouse, Inc., Big-Village Agency LLC, and BV Insights LLC, entered into the Seventeenth Amendment to the Credit Agreement. The Credit Agreement was amended, as provided in the Seventeenth Amendment, to provide for an additional term loan amount of $26.3 million to, among other things, finance the Acquisition and changed the maturity date of all existing loans, including this term loan matures on April 20, 2026.

Also, in connection with the Seventeenth Amendment, on April 20, 2023, the Company issued 21,401,993 shares of common stock of the Company to BV Agency, LLC. The issuance of the shares of common stock were not registered under the Securities Act, in accordance with Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. As of April 20, 2023, BV Agency, LLC and Centre Lane Partners Master Credit Fund II, L.P. own approximately 12.4% and 8.8% of the Company’s outstanding common stock, respectively.

The unaudited pro forma consolidated balance sheet as of March 31, 2023 combines the historical unaudited balance sheet of Bright Mountain Media, Inc. as of March 31, 2023 and the historical unaudited consolidated balance sheet of the Big Village Entities as of March 31, 2023 on a pro forma basis to give effect to these transactions as if the transactions had been consummated on March 31, 2023.

EXHIBIT 99.3

BRIGHT MOUNTAIN MEDIA, INC.
Notes to Unaudited Pro Forma
Condensed Combined Financial Statements

The unaudited pro forma consolidated statement of operations for the three months ended of March 31, 2023 combines the historical unaudited consolidated statement of operations of Bright Mountain Media, Inc for the three months ended March 31, 2023 and historical unaudited combined statement of operations of the Big Village Entities for the three months ended March 31, 2023 on a pro forma basis as if the transaction as summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma consolidated statement of operations for the year ended of December 31, 2022 combines the historical audited consolidated statement of operations of Bright Mountain Media, Inc for the year ended December 31, 2022 and historical audited statement of operations of the Big Village Entities for the year ended December 31, 2022 on a pro forma basis as if the transaction, as summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited proforma combined financial information is provided for informational purpose only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the Acquisition closed on the dates indicated and should not be taken as representative of our future consolidated results operations or financial position.

The proforma adjustments related to the transaction are described in the note to the unaudited proforma consolidated financial information and principally include the following:

•Proforma adjustments to eliminate the Big Village Entities balances not acquired; and
•Proforma adjustment to record the asset acquisition of the Big Village Entities

The adjustments to fair value and the other estimates reflected in the accompanying unaudited proforma condensed consolidated financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the acquisition. In addition, the unaudited proforma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to the Big Village Entities financial presentation are needed to conform the Big Village Entities accounting policies to Bright Mountain’s accounting policies.

These unaudited proforma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration cost the company may incur related to the transaction as part of combining the operations of the companies.

BRIGHT MOUNTAIN MEDIA, INC.
Proforma Condensed Combined Balance Sheets
As of March 31, 2023

	Bright Mountain	Big Village Entities	Accounting Adjustments	Pro Forma Combined	Note 4
ASSETS
Current Assets
Cash and cash equivalents	$784	$8,595	$(3,468)	$5,911	A,C
Accounts receivable, net	1,264	12,542	—	13,806
Prepaid expenses and other current assets	408	586	—	994
Total Current Assets	2,456	21,723	(3,468)	20,711
Property and equipment, net	38	216		254
Intangible assets, net	4,124	3,583	22,629	30,336	A,B
Goodwill	19,645	4,297	(2,972)	20,970	A,B
Deferred income tax	—	7,604	(7,604)	—	A
Operating lease right-of-use asset	352	—	—	352
Other assets	187	75	(75)	187	A
Total Assets	$26,802	$37,498	$8,510	$72,810

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$8,835	$14,128	$1,594	$24,557
Other liabilities	1,758	2,240	(2)	3,996	A
Interest Payable – 10% Convertible Promissory Notes, related party	33	—	—	33
Interest payable – Centre Lane Senior Secured Credit Facility – related party	72	—	—	72
Deferred revenue	974	4,642	—	5,616
Note payable – 10% Convertible Promissory Notes, net of discount, related party	71	—	—	71
Note payable – Centre Lane Senior Secured Credit Facility – related party	7,696	—	—	7,696
Total Current Liabilities	19,439	21,010	1,592	42,041
Note payable – Centre Lane Senior Secured Credit Facility – net of discount, related party	24,856	—	23,074	47,930	C
Operating lease liability	304	—	—	304
Total Liabilities	44,599	21,010	24,666	90,275

Shareholders' Deficit
Common stock, par value $0.01	1,506	—	214	1,720	C
Treasury stock	(220)	—	—	(220)
Owner's Equity	—	16,488	(16,488)	—	A
Additional paid-in capital	98,851	—	1,712	100,563	C
Accumulated deficit	(118,065)	—	(1,594)	(119,659)	D
Accumulated other comprehensive income	131	—	—	131
Total shareholder's deficit	(17,797)	16,488	(16,156)	(17,465)
Total liabilities and shareholders’ deficit	$26,802	$37,498	$8,510	$72,810

BRIGHT MOUNTAIN MEDIA, INC.
Proforma Condensed Combined Statement of Operations
Three Months Ended March 31, 2023

	Bright Mountain	Big Village Entities	Accounting Adjustments	Proforma Combined	Note 4
Revenue	$1,498	$11,682	$—	$13,180
Cost of revenue	970	9,693	—	10,663
Gross margin	528	1,989	—	2,517
General and administrative expenses	3,428	4,210	550	8,188	D
Loss from operations	(2,900)	(2,221)	(550)	(5,671)
Financing income (expense)
Other income (expense)	278	—	—	278
Interest expense – Centre Lane Senior Secured Credit Facility – related party	(1,163)	—	—	(1,163)
Interest expense - Convertible Promissory notes - related party	(5)	—	—	(5)
Other interest expense	(6)	—	—	(6)
Total financing income (expense)	(896)	—	—	(896)
Net loss before income taxes	(3,796)	(2,221)	(550)	(6,567)
Income tax provision (benefit)	—	—	—	—
Net loss attributable to common shareholders	$(3,796)	$(2,221)	$(550)	$(6,567)
Foreign currency translation	14	—	—	14
Comprehensive loss	$(3,782)	$(2,221)	$(550)	$(6,553)
Net loss per common share:
Basic and diluted	$(0.03)	—	$(0.01)	(0.04)
Weighted average shares outstanding
Basic and diluted	149,708,905	—	21,401,993	171,110,898	C

BRIGHT MOUNTAIN MEDIA, INC.
Proforma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022

	Bright Mountain	Big Village Entities	Accounting Adjustments	Proforma Combined	Note 4
Revenue	$19,580	$56,368	$—	$75,948
Cost of revenue	10,493	40,291	—	50,784
Gross margin	9,087	16,077	—	25,164
General and administrative expenses	14,249	22,191	(7,599)	28,841	D
Loss from operations	(5,162)	(6,114)	7,599	(3,677)
Financing income (expense)
Gain on forgiveness of PPP loan	1,137	—	—	1,137
Other income (expense)	163	—	—	163
Interest expense – Centre Lane Senior Secured Credit Facility- related party	(4,227)	—	—	(4,227)
Interest expense – Convertible Promissory notes - related party	(22)	—	—	(22)
Other interest expense	(12)	—	—	(14)
Total financing income (expense)	(2,963)	—	—	(2,963)
Net loss before income taxes	(8,125)	(6,114)	7,599	(6,640)
Income tax provision (benefit)	—	—	—	—
Net loss	(8,125)	(6,114)	7,599	(6,640)

Preferred stock	(5)	—	—	(5)

Net loss attributable to common shareholders	(8,130)	(6,114)	7,599	(6,645)
Foreign currency translation	105	—	—	105
Comprehensive loss	$(8,025)	$(6,114)	$7,599	$(6,540)

Net loss per common share:
Basic and diluted	$(0.05)	—	$(0.01)	(0.05)
Weighted average shares outstanding
Basic and diluted	149,191,057	—	21,401,993	170,593,050	C

BRIGHT MOUNTAIN MEDIA, INC.
Note to Proforma Condensed Combined Financial Statement

Note 1 - Basis of Preparation

The audited and unaudited historical and interim consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Big Village Entities’ assets acquired and liabilities assumed and conformed the accounting policies of Big Village to its own accounting policies.

The unaudited pro forma condensed combined financial statements are based on our audited and unaudited interim historical consolidated financial statements and the Big Village Entities’ audited and unaudited interim historical combined financial statements as adjusted to give effect to the Company’s acquisition of the Big Village Entities’ assets. The Unaudited Pro Forma Condensed Combined Balance Sheets as of March 31, 2023 gives effect to these transactions as if they occurred on March 31, 2023. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2023 and twelve months ended December 31, 2022 give effect to these transactions as if they occurred on January 1, 2022.

The allocation of the purchase price used in the unaudited pro forma financial statements is based upon management estimates. The final estimate of the fair values of the assets and liabilities will be finalized subsequent to the filing of this proforma condensed combined financial statements. Additionally, the assessment of the changes made to the Centre Lane Senior Secured Credit Facility is pending the appropriate assessment under ASC 470, debt.

The unaudited pro forma condensed combined financial statements are provided for informational purpose only and are not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the transactions been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed combined financial statements may be materially different from those reflected in the combined company’s consolidated financial statements subsequent to the transactions. In addition, the unaudited proforma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined companies.

These unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the transactions. These financial statements also do not include any integration costs the companies may incur related to the transactions as part of combining the operations of the companies.

Note 2 - Significant Accounting Policies

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s 2022 Annual Report on Form 10-K and for the Big Village Entities, the accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the audited financial statements included in this Form 8-K. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies among the Company and the Big Village Entities. The Company is reviewing the accounting policies of the Big Village Entities to ensure conformity of such accounting policies to those of the Company and, as a result of that review, the Company may identify differences among the accounting policies of the companies, that when confirmed, could have a material impact on the consolidated financial statements. However, at this time, the Company is not aware of any difference that would have a material impact on the unaudited proforma condensed combined financial statements.

Note 3 - Purchase price Allocation

The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities as of March 31, 2023:

Purchase price consideration
Centre Lane Senior Secured Credit Facility	$19,874

Estimate fair value of assets
Accounts receivable	$12,542
Prepaid and other assets	586
Property and equipment	216
13,344
Estimated fair value of liabilities assumed
Accounts payable and accrued expenses	$14,128
Deferred Revenue	4,642
Other current liabilities	2,238
21,008

Net tangible liabilities	$(7,663)
Intangibles	26,212
Goodwill	1,325

Total consideration	$19,874

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names and technology, as well as goodwill and (3) other changes to assets and liabilities.

For purposes of the pro forma condensed combined financial statements, for, accounts receivable, property and equipment, leases, other assets, note payable and liabilities, the Company used the carrying value as reported in its unaudited interim financial statement as reported on Form 10-Q for the quarter ended March 31, 2023, and as reported in the unaudited interim financial statements for the Big Village Entities that have been included in this Form 8-K. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

Note 4 - Proforma Accounting Adjustments

The pro forma transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following transaction accounting adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A. Assets and Liabilities Not Assumed

The schedule below summarizes items that were not acquired nor assumed by the company for this transaction.

March 31, 2023
Assets
Cash and cash equivalents	$8,595
Intangibles	3,583
Goodwill	4,297
Total assets	16,475

Liabilities
Deferred income tax	7,604
Other	2
Total liabilities	7,606

Equity
Retained earnings	$(156,157)
Additional paid in capital	169,240
Other comprehensive income	(1,636)
Related party transactions	6,086
$17,533

Adjustments of $1.0 million was made to the statement of operations representing amortization of intangibles of $981,000 and intercompany interest of $64,000.

B. Goodwill and Intangibles Acquired

As part of the preliminary valuation analysis, the Company separately identified certain intangible assets with an estimate of $27.5 million. Since all the information required to perform a detailed valuation analysis of Big Village Entities’ assets were not fully available, for the purpose of these unaudited proforma condensed combined financial statements we used management’s estimate. Additionally, the Company recognized goodwill totaling $1.3 million.

C. Centre Lane Senior Secured Facility

On April 20, 2023, the Company and its subsidiaries CL Media Holdings LLC, Bright Mountain LLC, MediaHouse, Inc., Big-Village Agency LLC, and BV Insights LLC, entered into the Seventeenth Amendment to the Credit Agreement. The Credit Agreement was amended, as provided in the Seventeenth Amendment, to provide for an additional term loan amount of $26.3 million to, among other things, finance the Acquisition. This term loan, which was provided by BV Agency, LLC, matures on April 20, 2026 and was issued at a discount of 5% or

$1.3 million. Interest of 15% payable under the note payable-in-kind in lieu of cash payment up to April 30, 2024, then 5% payable quarterly in cash and 10% payable-in-kind in lieu of cash payment until maturity of April 20, 2026.

As part of the amendment, the Company is required to pay an amendment fee of 2% of the principal amount of the existing First Out and Last Out Terms Loans, totaling $704,000, additionally, an exit fee of $18,000 of the loan to finance the Acquisition. The outstanding principal on these at April 20, 2023 was $30.9 million and $4.3 million, respectively. These fees totals $723,000 and are due on payable at maturity. Additionally, the maturity dates were extended to April 20, 2026.

Also, in connection with the Agreement, on April 20, 2023, the Company issued 21,401,993 shares of common stock of the Company to BV Agency, LLC, valued $1.9 million, based on a per share price of $0.09, which was the closing price of the Company’s common stock at close of market on April 19, 2023.

The transaction is summarized as follow:

Summary of loan
Paid to Big Village Group, LLC (seller) - purchase price	$19,874
Cash received by Company	5,126
Total proceeds	25,000
Loan discount (5%)	1,316
Gross loan	$26,316
Fees capitalized	723
$27,039

Summary of Shares Issued
Common stock issued	21,401,993
Price	0.09
Value	$1,926

Amounts of $1.3 million for loan discount, fees of $723,000 and $1.9 million for value of shares issued, totaling $4.0 million are offset against the outstanding principal in our accounting records resulting in outstanding loan net of discount of approximately $23.1 million.

Consistent with FASB ASC Topic 470 Debt, (“ASC 470”), the Company is required to perform an analysis of the change in each amendment to determine whether the change is a modification or an extinguishment of debt. Under a modification, no gain or loss is recorded, and a new effective interest rate is established based on the carrying value of the debt and revised cash flow. If the debt is extinguished, the old debt is derecognized and the new debt is recorded as fair value, which becomes the new carrying value. A gain or loss is recorded for the difference between the net carrying value or the original debt and the fair value of the new debt. Interest expense is recorded based on the effective interest rate of the new debt. A debt is considered extinguished if the present value of the new cash flows under the term of the new debt is at least 10% different from the present value of the remaining cash flows under the terms of the old debt.

The impact of this evaluation is not included in the unaudited proforma condensed combined financial statements.

Centre Lane Senior Secured Credit Facility has been determined to qualify as a related party transaction as shares were issued to Centre Lane Partners along with as part of the transaction. A related party is a party that can exercise significant influence over the Company in making financial and/or operating decisions. As of April 20,

2023, BV Agency, LLC and Centre Lane Partners Master Credit Fund II, L.P. own approximately 12.4% and 8.8% of the Company’s outstanding common stock, respectively.

D. Centre Lane Senior Secured Facility

This adjustment of $1.6 million, reflects the accrual of the Company’s estimated total transaction cost for legal and other professional fees and expenses offset by adjustments of $1.0 million representing amortization of intangibles of $981,000 and intercompany interest of $64,000.

Note 5 - Combined Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income (loss) or net income (loss) as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Combined Adjusted EBITDA Before Pro Forma Adjustments is defined as net income (loss) adjusted to add back interest expense including depreciation and amortization, and certain charges and expenses, such as stock-based compensation, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

The following tables reconcile Combined Adjusted EBITDA After Pro Forma Adjustments to net income (loss) based on the Company’s audited Consolidated Statement of Operations for the three months ended March 31, 2023 and year ended December 31, 2022 and Big Village’ unaudited Statements of Operations for the three months ended March 31, 2023 and audited Statements of Operations for the year ended December 31, 2022, as reported in this Form 8-K:

	Three Months Ended March 31, 2023
	Bright Mountain	Big Village Entities	Accounting Adjustments	Proforma Combined
Net loss before tax plus:	$(3,796)	$(2,221)	$(550)	(6,567)
Depreciation expense	7	—	—	7
Amortization expense	386	—	—	386
Amortization of debt discount	305	—	—	305
Other interest expense	6	—	—	6
Interest expense - Centre Lane Senior Secured Credit Facility and Convertible Promissory Notes- related party	864	—	—	864
EBITDA	(2,228)	(2,221)	(550)	(4,999)
Stock compensation expense	25	—	—	25
Non-restructuring severance expense	122	—	—	122
Adjusted EBITDA	$(2,080)	$(2,221)	$(550)	$(4,852)

	Year Ended December 31, 2022
	Bright Mountain	Big Village Entities	Accounting Adjustments	Proforma Combined
Net loss before tax plus:	$(8,125)	$(6,114)	$7,599	$(6,640)
Depreciation expense	38	—	—	38
Amortization expense	1,558	—	—	1,558
Amortization of debt discount	1,199	—	—	1,199
Other interest expense	13	—	—	13
Interest expense - Centre Lane Senior Secured Credit Facility and Convertible Promissory Notes- related party	3,051	—	—	3,051
EBITDA	(2,265)	(6,114)	7,599	(781)
Stock compensation expense	232	—	—	233
Nonrecurring professional fees	657	—	—	657
Gain on forgiveness of PPP loan	(1,137)	—	—	(1,137)
Non-restructuring severance expense	50	—	—	50
Adjusted EBITDA	$(2,463)	$(6,114)	$7,599	$(978)